UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 2.	Financial Information

Item 2.02. Results of Operations and Financial Condition.

On July 25, 2007 Beverly National Corporation (the “Company”) , the parent corporation of Beverly National Bank, issued a press release related to its results of operations for the quarter and six months ended June 30, 2007. A copy of such press release is attached hereto as Exhibit 99.1.

Section 8.	Other Events.

Item 8.01. Other Events.

On July 25, 2007, the Company announced that the Board of Directors approved a stock repurchase program to acquire in the next twelve (12) months up to an aggregate of 138,487 shares of the Company’s outstanding shares, which would represent approximately 5% of the Company’s outstanding stock. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Section 9.	Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

99.1	Press Release dated July 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: July 25, 2007	BEVERLY NATIONAL CORPORATION

	By:	/s/ Donat A. Fournier
Donat A. Fournier
President and Chief Executive Officer

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